EXHIBIT 10.4
ARQ, INC. INDUCEMENT AWARD
AMENDMENT TO
GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD
AND
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
This Amendment (this “Amendment”) to the Grant Notice for Restricted Stock Unit Award by and between Robert E. Rasmus (the “Participant”) and Arq, Inc. (f/k/a Advanced Emissions Solutions, Inc.) (the “Company”) dated July 17, 2023 (the “Grant Notice”) and the Standard Terms and Conditions attached to the Grant Notice as Exhibit A (the “Terms and Conditions”) is hereby entered into between the Participant and the Company effective as of July 17, 2026 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Grant Notice or the Terms and Conditions, as applicable.
WHEREAS, the Company and the Participant desire to amend the Grant Notice and the Terms and Conditions to amend the vesting schedule therein.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Effective Date, the Grant Notice and the Terms and Conditions are hereby amended as follows:
1.The “Vesting Schedule” set forth on the Grant Notice is hereby amended and restated in its entirety to read as follows:

Vesting Schedule:
Subject to the Plan and the Standard Terms and Conditions, the RSUs shall vest in accordance with the following schedule, so long as Participant remains continuously employed by the Company or its Subsidiaries from the Grant Date through such vesting date: (i) 250,000 RSUs shall vest when the volume-weighted average price (“VWAP”) per share of the Common Stock over any 30-day period equal $10.00 per share (“Tranche 1 RSUs”) and (ii) 150,000 RSUs shall vest when the VWAP per share of the Common Stock over any 30-day period equals $15.00 per share (“Tranche 2 RSUs”); provided, however, that in the event of a Change in Control on or prior to the sixth anniversary of the Start Date (as defined in that certain Employment Agreement between the Company and Participant dated July 17, 2023, as amended on July 23, 2026 (the “Employment Agreement”)) in which the Company’s stockholders receive value per share of $3.00 or greater, (a) between 30% and 100% of the Tranche 1 RSUs will vest based on the value per share received by the Company’s stockholders in such Change in Control where $3.00 results in 30% of the Tranche 1 RSUs vesting and $10.00 results in 100% of the Tranche 1 RSUs vesting (with linear interpolation between such amounts) and (b) (a) between 20% and 100% of the Tranche 2 RSUs will vest based on the value per share received by the Company’s stockholders in such Change in Control where $3.00 results in 20% of the Tranche 2 RSUs vesting and $15.00 results in 100% of the Tranche 2 RSUs vesting (with linear interpolation between such amounts).
Notwithstanding the foregoing, any RSUs that have not vested on or prior to the sixth anniversary of the Start Date shall be automatically forfeited immediately following the sixth anniversary of the Start Date.

2.Section 2(c) of the Terms and Conditions is hereby amended and restated in its entirety to read as follows:
“(c) If the Participant’s termination of employment is as a result of (i) the Company’s termination of the Participant’s employment without Cause (as defined in the Employment Agreement), (ii) the Participant’s resignation for Good Reason (as defined in the Employment Agreement), in each case, following the date that is 18 months after the Start Date but prior to the sixth anniversary of the Start Date, then all Unvested RSUs shall become Vested RSUs as of the date of such termination of employment.”
3.Except as expressly amended hereby, the Grant Notice and the Terms and Conditions shall remain in full force and effect.
4.To the extent not preempted by federal law, this Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

5.This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, effective as of the Amendment Effective Date.

ARQ, INC.

By:	/s/ Richard Campbell-Breeden
Name:	Richard Campbell-Breeden
Title:	Chairman

PARTICIPANT

/s/ Robert E. Rasmus
Robert E. Rasmus